Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF AXIALL CORPORATION

The following Unaudited Pro Forma Condensed Combined Statement of Income of Axiall Corporation presents the combination of the historical income statements of Axiall and the Merged Business adjusted to give effect to: (1) the Merger and (2) all related transactions, including borrowings under the Term Facility, the issuance of the Eagle Spinco notes and the Distribution pursuant to the Merger Agreement and the Separation Agreement (collectively, the “Financing Transactions”).  Axiall completed the transactions on January 28, 2013.  Capitalized terms used herein are defined below under the caption “Terms and Definitions.”

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2013 combines the historical Consolidated Statement of Income of Axiall and the unaudited historical Combined Statement of Income of the Merged Business for the period from January 1, 2013 to January 27, 2013, giving effect to the Merger as if it had been consummated on January 1, 2013.  A pro forma balance sheet has not been included in this unaudited pro forma financial information since the Merged Business has been included in the unaudited Consolidated Balance Sheet of Axiall Corporation as of March 31, 2013, June 30, 2013 and September 30, 2013 and the audited Consolidated Balance Sheet of Axiall Corporation as of December 31, 2013.

The Unaudited Pro Forma Condensed Combined Statement of Income was prepared using the acquisition method of accounting with Axiall considered the acquirer of the Merged Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill.

The Merged Business’s historical combined financial statements were “carved-out” from PPG’s consolidated financial statements and reflect certain assumptions and allocations. The Merged Business’s historical combined financial statements include all revenues, costs, assets and liabilities that are directly attributable to the Merged Business. In addition, certain expenses reflected in the Merged Business’s combined financial statements are an allocation of corporate expenses from PPG. Such expenses include, but are not limited to, centralized PPG support functions including legal, accounting, tax, treasury, payroll and benefits administration, information technology and purchasing. The actual costs that may have been incurred if the Merged Business had been a stand-alone company would be dependent on a number of factors including the chosen organizational structure and strategic decisions made as to information technology and infrastructure requirements. As such, the Merged Business’s combined financial statements do not necessarily reflect what the Merged Business’s financial condition and results of operations would have been had the Merged Business operated as a stand-alone company during the periods or at the date presented.

The Unaudited Pro Forma Condensed Combined Statement of Income should be read in conjunction with:

•                  the accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Income; and

•                  Axiall’s audited historical consolidated financial statements and related notes for the year ended December 31, 2013, which are included in Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed with the SEC on February 28, 2014).

AXIALL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year ended December 31, 2013

(In millions)

	Historical		Pro Forma Adjustments				Axiall Corporation
	Axiall Corporation (1)	Merged Business (2)	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Pro Forma Condensed Combined
Net sales	$4,666.0	$109.0	$(1.3)	A	$—		$4,773.7

Operating costs and expenses:
Cost of sales	3,924.5	105.6	(4.6)	B	—		4,025.5
Selling, general and administrative expenses	299.1	4.6	5.6	C	—		309.3
Transaction related costs and other, net	35.6	—	(1.7)	D	—		33.9
Long-lived asset impairment charges, net	36.0	—	—		—		36.0
Total operating costs and expenses	4,295.2	110.2	(0.7)		—		4,404.7
Operating income (loss)	370.8	(1.2)	(0.6)		—		369.0
Interest expense	(77.6)	—	—		(4.0)	A	(81.6)
Loss on redemption and other debt costs	(78.5)	—	—		—		(78.5)
Gain on acquisition of controlling interest	25.9	—	(25.9)	E	—		—
Interest income	1.0	—	—		—		1.0
Income before income taxes	241.6	(1.2)	(26.5)		(4.0)		209.9
Provision for (benefit from) income taxes	73.6	0.2	(9.8)	F	(1.5)	B	62.5
Consolidated net income	168.0	(1.4)	(16.7)		(2.5)		147.4

Less net income attributable to noncontrolling interests	2.7	0.6	(0.4)	G	—		2.9

Net income attributable to Axiall	$165.3	$(2.0)	$(16.3)		$(2.5)		$144.5

(1)         Represents the historical audited consolidated statement of income of Axiall, including the Merged Business beginning on January 28, 2013 for the year ended December 31, 2013.

(2)         Represents the historical unaudited consolidated results of operations of the Merged Business for the period from January 1, 2013 through January 27, 2013.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Income.

AXIALL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF INCOME

(In millions, except per share data and percentages)

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Statement of Income of Axiall Corporation presents the pro forma consolidated results of operations of the combined company based upon the historical financial statements of both Axiall and the Merged Business, after giving effect to the Merger and all related transactions, including the Financing Transactions and adjustments described in these notes, and are intended to reflect the impact of the Merger and the Financing Transactions on Axiall’s consolidated combined statement of income. The accompanying Unaudited Pro Forma Condensed Combined Statement of Income has been prepared using and should be read in conjunction with the audited financial statements of Axiall Corporation for the year ended December 31, 2013. From January 1, 2013 to January 27, 2013, the operations of the Merged Business were conducted and accounted for as part of PPG. The Merged Business’s condensed financial statements have been derived from the Merged Business’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that the management of PPG believes are reasonable. The Merged Business’s financial statements do not necessarily represent the financial position of the Merged Business had it been operated as a separate independent entity.

The Unaudited Pro Forma Condensed Combined Statement of Income of Axiall combine the historical Consolidated Statements of Income of Axiall for the year ended December 31, 2013 and the unaudited historical Combined Statement of Operations of the Merged Business for the period from January 1, 2013 to January 27, 2013, to reflect the Merger and all related transactions, including the Financing Transactions, as if they had occurred as of January 1, 2013.

The Unaudited Pro Forma Condensed Combined Statement of Income was prepared using the acquisition method of accounting with Axiall considered the acquirer of the Merged Business. The unaudited historical combined statement of income of the Merged Business for the period from January 1, 2013 to January 27, 2013 have been adjusted to reflect certain reclassifications in order to conform to Axiall’s financial statement presentation.

Note 2. Acquisition Adjustments

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the allocation of the purchase price to identifiable assets acquired and liabilities assumed, with the excess recorded as goodwill. The purchase price of approximately $2,800 consists of: (i) shares of our common stock received by PPG shareholders valued at approximately $1,800, based on the closing stock sale price of $50.24 per share on the last trade date prior to the closing date of the Transactions; (ii) debt assumed of approximately $967.0; and (iii) the assumption of other liabilities, including pension liabilities and other post-retirement obligations.

The Unaudited Pro Forma Condensed Combined Statement of Income reflects the following adjustments:

(A) Revenue from intercompany sales between the Merged Business and Axiall of $1.3 was eliminated.

(B) Cost of sales was adjusted as follows:

•                  An increase in depreciation expense of $3.8 resulting from an increase in the fair value of the Merged Business’s property, plant and equipment.  For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value of property, plant and equipment is being depreciated over their weighted-average useful lives.

•                  An increase in amortization expense of $0.2 resulting from an increase in the fair value of the identifiable intangible assets.

•                  A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the Merged Business’s defined benefit pension plans and other postretirement benefit plans of $1.5.

•                  A decrease related to the elimination of cost of sales associated between the Merged Business and Axiall of $1.3.  An increase related to the elimination of intercompany profit in ending inventory of $0.2.

•                  A decrease of $6.0 to adjust for changes in the Merged Business’s LIFO inventory reserve resulting from the conformance of the Merged Business’s inventory methodology of LIFO to FIFO.

(C) Selling, general and administrative expenses were adjusted as follows:

•                  An increase in depreciation expense of $0.2 resulting from an increase in the fair value of the Merged Business’s property, plant and equipment.  For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value of property, plant and equipment is being depreciated over their weighted-average useful lives.

•                  An increase in amortization expense of $5.3 resulting from an increase in the fair value of the identifiable intangible assets.

•                  A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the Merged Business’s defined benefit pension plans and other postretirement benefit plans of $0.4.

•                  An increase to reflect $0.2 in estimable and factually supportable costs associated with the Transition Services Agreement, the Shared Facilities, Services and Supply Agreement and other Additional Agreements, professional fees, consultants, information technology implementation, relocation and severance incurred in connection with the integration of Axiall and the Merged Business.

•                  An increase to reflect $0.3 retention bonus for former employees of the Merged Business that became Axiall Corporation employees subsequent to the Merger.

(D) Direct, incremental deal related costs of $1.7 reflected in the historical financial statements of Axiall were removed due to their non-recurring nature. These costs primarily consist of professional and legal fees.

(E)  Prior to the Merger, Axiall and the Merged Business each owned a fifty percent interest in PHH Monomer LLC (“PHH”), a manufacturing joint venture, which Axiall accounted for using the equity method. As a result of the Merger, Axiall obtained the remaining fifty percent interest that it did not previously own in PHH.  A pre-tax gain of $25.9 was recorded in the actual results to reflect the remeasurement of Axiall’s previously held equity interest in PHH as a result of Axiall obtaining control of PHH through the Merger.  The $25.9 pre-tax gain was removed due to its non-recurring nature.

(F) For purposes of this Unaudited Pro Forma Condensed Combined Statement of Income, a global blended statutory tax rate of 37.0 percent has been used. This does not reflect Axiall’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(G) Net income attributable to noncontrolling interests was decreased by $0.4 to reflect depreciation and amortization of fair value adjustments attributable to the noncontrolling interest in Taiwan Chlorine Industries, Ltd., a joint venture between Axiall and China Petrochemical Development Corporation.

Note 3. Financing Adjustments

On January 28, 2013, upon consummation of the Merger and the Financing Transactions both of which were part of the Transactions, Axiall assumed $967.0 in additional debt, comprised of the $279.0 Term Facility and $688.0 aggregate principal amount of the Eagle Spinco notes. The proceeds of the Term Facility and the Eagle Spinco notes were transferred to PPG as part of the Distribution. In connection therewith, the shares of Eagle Spinco common stock then outstanding were automatically converted into the greater of 35.2 shares of Axiall common stock and at least 50.5 percent of outstanding Axiall common stock after giving effect to such issuance. Immediately following the Merger, Axiall’s pre-Merger stockholders continued to hold the remaining approximately 49.5 percent of Axiall’s common stock.

The Unaudited Pro Forma Condensed Combined Statement of Income reflects the following adjustments:

(A) To include interest expense on additional debt issued in connection with the Transactions.

	Rate	Principal Amount	Interest expense for the period January 1, 2013 through January 27, 2013
Term Facility	3.750%	$279.0	$0.9
Eagle Spinco notes	4.625%	688.0	2.7
Total new debt		$967.0	3.6
Amortization of new debt issuance costs			0.4
Total interest expense			$4.0

(B) For purposes of this Unaudited Pro Forma Condensed Combined Statement of Income, a global blended statutory tax rate of 37.0 percent has been used. This does not reflect Axiall’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

TERMS AND DEFINITIONS

•                  “Additional Agreements” means the Employee Matters Agreement, the Tax Matters Agreement, the Shared Facilities, Services and Supply Agreement, the Transition Services Agreement, the Servitude Agreement, the Electric Generation, Distribution and Transmission Facilities Lease, the Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements and the Real Property Agreement;

•                  “Axiall,” “we,” “us” and “our” refer to Axiall Corporation and its consolidated subsidiaries;

•                  “Axiall common stock” means the common stock, par value $0.01 per share, of Axiall;

•                  “Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements” means those certain agreements entered into at the date of the Separation between PPG and Axiall;

•                  “Debt Exchange” means the transfer of all or a portion of the Eagle Spinco notes by PPG on the closing date of the Merger to the initial purchasers or their affiliates that acted as selling security holders in the Transactions in satisfaction of all or a portion of the PPG Debt held by affiliates of the initial purchasers;

•                  “Distribution” means the distribution by PPG of its shares of Eagle Spinco common stock to the holders of shares of PPG common stock by way of an exchange offer;

•                  “Eagle Spinco” means Eagle Spinco Inc., a Delaware corporation, and, prior to the Merger, a 100 percent-owned subsidiary of PPG, and, unless stated otherwise or the context otherwise requires, its subsidiaries;

•                  “Eagle Spinco common stock” means the common stock, par value $0.001 per share, of Eagle Spinco;

•                  “Eagle Spinco notes” means $688.0 in aggregate principal amount of 4.625 percent Senior Notes due 2021 issued by Eagle Spinco that are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Axiall and each of the existing and future domestic subsidiaries of Eagle Spinco and Axiall (other than certain excluded subsidiaries);

•                  “The Electric Generation, Distribution and Transmission Facilities Lease” means the Generation, Distribution and Transmission Facilities Lease entered into at the date of the Separation between PPG and Eagle Spinco;

•                  “Employee Matters Agreement” means the Employee Matters Agreement, dated as of July 18, 2012, by and among Axiall, PPG and Eagle Spinco;

•                  “Merged Business” means substantially all of the assets and liabilities of the business of PPG relating to the production of chlorine, caustic soda and related chemicals that were transferred to Eagle Spinco in the Separation;

•                      “Merger” means the combination of Axiall’s pre-Merger business and the Merged Business through the merger of Merger Sub with and into Eagle Spinco, whereby the separate corporate existence of Merger Sub ceased and Eagle Spinco continued as the surviving company and as a 100 percent-owned subsidiary of Axiall;

•                  “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG, Eagle Spinco, Axiall and Merger Sub, as amended by Amendment No. 1 to the Merger Agreement, dated as of August 31, 2012;

•                  “Merger Sub” means Grizzly Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Axiall, and, unless the context otherwise requires, its subsidiaries;

•                  “PPG” means PPG Industries, Inc., a Pennsylvania corporation, and, unless stated otherwise or the context otherwise requires, its subsidiaries, other than Eagle Spinco and any of its subsidiaries;

•                  “PPG common stock” means the common stock, par value $1.66 2/3 per share, of PPG;

•                  “PPG Debt” means the senior unsecured bridge loans in the amount of $688.0 incurred by PPG on January 3, 2013 pursuant to that certain 180-day credit agreement among PPG, the lenders from time to time party thereto and Barclays Bank plc, as administrative agent;

•                  “Real Property Agreement” means the Real Property Agreement entered into at the date of the Separation, between PPG and Eagle Natrium LLC;

•                  “SEC” means the United States Securities and Exchange Commission;

•                  “Separation” means the transfer by PPG of the assets and liabilities related to the Merged Business, including certain subsidiaries of PPG, to Eagle Spinco;

•                  “Separation Agreement” means the Separation Agreement, dated as of July 18, 2012, between PPG and Eagle Spinco;

•                  “Servitude Agreement” means the Servitude Agreement entered into at the date of the Separation between PPG and Eagle Spinco;

•                  “Shared Facilities, Services and Supply Agreement” means the Shared Facilities, Services and Supply Agreement entered into at the date of the Separation between PPG and Eagle Spinco;

•                  “Tax Matters Agreement” means the Tax Matters Agreement entered into at the date of the Separation by and among Axiall, PPG and Eagle Spinco;

•                  “Term Facility” means the $279.0 in new bank debt incurred by Eagle Spinco under a senior secured term loan facility, which are obligations of Eagle Spinco and its subsidiaries and, upon consummation of the Transactions, became guaranteed by Axiall and each of its existing and future domestic subsidiaries (other than certain excluded subsidiaries);

•                  “Transactions” means the transactions consummated on January 28, 2013 in connection with by the Merger Agreement and the Separation Agreement, which provided for, among other things, the Separation, the Term Facility, the Eagle Spinco notes, the Debt Exchange, the Distribution and the Merger; and

•                  “Transition Services Agreement” means the Transition Services Agreement entered into at the date of the Separation between PPG and Eagle Spinco.